Exhibit 10.1
                                  ------------



                              SETTLEMENT AGREEMENT
                              --------------------

         This SETTLEMENT AGREEMENT is dated this 25th day of January, 2005, between and among Paradigm Medical Industries, Inc., Thomas Motter, Mark Miehle, John Hemmer, and Mackey Price & Thompson (sometimes collectively referred to as the "Paradigm Parties"), Innovative Optics, Inc. and Barton Dietrich Investments, L.P. (sometimes collectively referred to as "Innovative Optics")(hereafter, the Paradigm Parties and Innovative Optics shall collectively be referred to as the "Settling Parties."), and United States Fire Insurance Company ("US Fire").


                                   WITNESSETH
                                   ----------

         WHEREAS, Innovative Optics filed, among other pleadings, an Amended Complaint on September 19, 2003 in the United States District Court for the District of Utah, Civil No. 03-CV-00582, asserting, among other things, violations of the Federal Securities Laws by the Paradigm Parties (the "Innovative Action");

         WHEREAS, certain of the Paradigm Parties filed counterclaims in the Innovative Action against Innovative Optics;

         WHEREAS, Innovative Optics maintains that its claims against the Paradigm Parties are valid and meritorious, and maintains that the counterclaims asserted against it have no merit. The Paradigm Parties maintain that the Innovative Optics claims have no merit, and that its counterclaims are valid. In view of all of the circumstances, the Settling Parties desire to resolve the various disputes between and among them without any admission or liability whatsoever pursuant to the terms and conditions outlined in this Settlement Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Settling Parties and US Fire hereby stipulate and agree as follows:

1.       PAYMENT IN CONNECTION WITH THE SETTLEMENT

         In settlement of the Innovative Action between and among the Settling Parties, and contingent upon the occurrence of the Effective Date set forth in paragraph 4.2 of this Settlement Agreement, including final court approval of the settlements in the Albert Kinzinger, Jr. Class action filed on October 13, 2003 in the Third District Court in and for the State of Utah, Civil No. 030922608, asserting violations of the Utah Securities Laws by some of the Paradigm Parties (the "State Action") and the Savanyo Class action filed in the United States District Court for the District of Utah, which was eventually consolidated with other class actions filed in the same Court under Civil No. 03-CV-448, asserting violations of Federal Securities Laws by some of the Paradigm Parties (the "Federal Class Action"), US Fire agrees to pay Innovative Optics the total sum of three hundred and sixty seven thousand and five hundred dollars ($367,500.00).



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2.       PARADIGM RELEASE OF U.S. FIRE

         As a condition of settlement, Paradigm Medical Industries, Inc., on behalf of itself and all of its current and former directors and officers, and Motter, Miehle and Hemmer shall execute a policy release in favor of US Fire in a form to be agreed to by the parties.

3.       STIPULATION RELATING TO CERTIFICATION OF CLASS ACTIONS

         The Paradigm parties and US Fire hereby stipulate that they will not oppose class certification of a conditional settlement class in the State Action and will not oppose class certification of a conditional settlement class in the Federal Class Action. If for any reason final court approval of the settlements in both the State Action and the Federal Class Action are not effectuated, the parties shall jointly petition the courts for orders vacating the conditional class certifications in the State Action and/or the Federal Class Action and the State Action and Federal Class Action shall proceed as though no class had ever been certified, without prejudice to any party's rights in those actions, including, without limitation, the right to either request or oppose class certification.

4.       DEPOSIT OF THE SETTLEMENT AMOUNT

         4.1 Within ten (10) business days after the entry of orders in both the State Action and the Federal Class Action granting preliminary court approval of class settlements, US Fire agrees to deposit in the client trust account at Hatch James & Dodge the sum of three hundred and sixty seven thousand and five hundred dollars ($367,500.00) (the "Escrowed Settlement Funds") to be held in escrow by Hatch James & Dodge until the Effective Date (as defined in paragraph
4.2 below). Within three (3) business days of the Effective Date, Hatch James & Dodge shall release the Escrowed Settlement Funds to Parsons Behle & Latimer. The check shall be made payable to "Parsons Behle & Latimer for the benefit of Innovative Optics, Inc. and Barton Dietrich Investments, L.P."

         4.2 The "Effective Date" shall be defined to have occurred after each and every one of the following events has taken place:

         a) The full and complete execution of this Settlement Agreement by all signatories;

         b) The courts in the State Action and in the Federal Class Action have entered orders granting final approval of the settlements reached in those respective actions, and such orders have become final and non-appealable; and

         c) U.S. Fire has not exercised its right to terminate this Settlement Agreement pursuant to paragraph 4 of this Settlement Agreement.

         4.3 Within five (5) business days of the Effective Date, the Settling Parties shall sign and deliver to each other a mutual release fully, finally and forever releasing, relinquishing and discharging any and all claims,


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counterclaims, actions, allegations, causes of action, demands, debts, rights or
liabilities   known  or  unknown,   asserted  or   unasserted,   liquidated   or
unliquidated,   fixed  or  contingent,  accrued  or  unaccrued,  of  any  nature whatsoever that have been or could have been asserted against one another in the Innovative Action. The mutual release will release all related parties for the
Settling  Parties,   including,   without  limitation,  all  agents,  attorneys,
insurers, subsidiaries, parent corporations, officers, and directors of the Settling Parties.

         4.4 Within ten (10) business days of the Effective Date, and contingent upon Innovative Optics prior receipt of all of the settlement sum of three hundred and sixty seven thousand and five hundred dollars ($367,500.00), the Settling Parties shall file a stipulation of dismissal, with prejudice, of the entire Innovative Action, including, without limitation, all counterclaims, with all parties to bear their own respective costs and attorneys' fees.

         4.5 If the settlement set forth in this agreement does not occur for failure of a condition precedent that is set forth in this agreement, all parties will be restored to the status quo, and this agreement shall be null and void, and of no legal effect. The Escrowed Settlement Funds referenced in paragraph 4.1 shall be promptly returned to U.S. Fire.

5.       OPTION OF US FIRE TO TERMINATE THIS SETTLEMENT AGREEMENT

         5.1 As more particularly set forth in the Settlement Agreements executed in the State Action and in the Federal Class Action, US Fire shall have the option to terminate this Settlement Agreement if the cumulative dollar value of the claims held by individuals or entities who "opt-out" of the State Action and the Federal Class Action exceeds Two Hundred and Fifty Thousand Dollars ($250,000). Provided, however, that the plaintiffs in the State Action and in the Federal Class Action shall first have five (5) business days in which to cure from the date that US Fire and Paradigm provide written notice to counsel for plaintiffs in the State Action and the Federal Class Action of their intent to exercise this option. If the plaintiffs in the State Action and in the Federal Class Action are not able to cure and reduce the amount of "opt-outs" to Two Hundred and Fifty Thousand Dollars ($250,000) or less within five (5) business days, US Fire can then, at its option, terminate this Settlement
Agreement.  If US  Fire  exercises  its  option  to  terminate  this  Settlement
Agreement, then (a) all parties hereto shall be restored to their respective positions in the various actions as of the date hereof; (b) the terms and provisions of the Settlement Agreement shall have no further force and effect and shall be deemed null and void in its entirety; (c) neither the Settlement Agreement, nor the negotiations related thereto, nor any documents submitted to any court in connection with this Settlement Agreement shall be used in the State Action, the Federal Class Action, the Innovative Action, or any other proceeding for any purpose; and (d) the Escrowed Settlement Funds referenced in paragraph 4.1 shall be promptly returned to U.S. Fire.

         5.2 For purposes of determining the dollar amount of a claim held by an individual or entity who "opts-out" of the State Action or the Federal Class Action, the value of the claim shall be determined by the terms set forth in the settlement agreements executed in those two respective actions.


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6.       MISCELLANEOUS

         6.1 The Settling Parties each deny all wrongdoing and liability alleged in the Innovative Action. Neither this Settlement Agreement nor any action taken in furtherance of this settlement may be construed as an admission by or against anyone of any fault, wrongdoing, or liability whatsoever. This Settlement Agreement shall not be offered or received in evidence in any action or proceeding in any court or other tribunal as an admission or concession of liability, wrongdoing, or responsibility of any nature on the part of any party hereto.

         6.2 Each of the Settling Parties shall bear their own costs, attorneys' fees and expenses in the Innovative Action.

         6.3 This Settlement Agreement may not be altered, amended, or modified, in any respect, except by writing duly executed by each of the Settling Parties, except that any due dates set forth herein may be extended if stipulated to in writing by the attorneys for all of the Settling Parties and US Fire, as appropriate.

         6.4 The waiver by one party of any breach of this Settlement Agreement by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement Agreement and shall not constitute a continuing waiver.

         6.5 This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed to be one and the same instrument. Counsel for the Settling Parties shall exchange among themselves original signed counterparts. Facsimile signatures are acceptable.

         6.6 This Settlement Agreement is an integrated agreement between the Settling Parties. All prior or contemporaneous conversations, negotiations, possible or alleged agreements, representations, covenants or warranties concerning the subject matter of this Settlement Agreement and the resolution of the respective actions are incorporated herein or superseded.

         6.7 All Settling Parties and US Fire shall use their best reasonable efforts and shall cooperate to the extent necessary to effectuate all terms and conditions of this Settlement Agreement.

         6.8 This Settlement Agreement is the product of good faith arms length negotiations among all of the Settling Parties and US Fire, during which each of the Settling Parties and US Fire was represented by counsel. This Settlement Agreement has been drafted, reviewed, and commented upon by counsel for the Settling Parties and US Fire. Accordingly, the contract rule of strict interpretation against the drafter of a document shall not apply to any of the Settling Parties to this Settlement Agreement or US Fire.

         6.9 If one or more of the provisions of this Settlement Agreement are determined to be illegal or otherwise unenforceable, in whole or in part, they shall be deemed severable from the remainder of this Settlement Agreement and shall in no way effect, impair, or invalidate any other provision of this Settlement Agreement. If such provision is deemed invalid because of its scope or breadth, the provision shall be deemed valid to the extent of the scope or breadth permitted by law.

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Dated as of the date first written above.

Paradigm Medical Industries, Inc.        /s/ Mark Miehle
                                         --------------------------------------
                                         Mark Miehle
By: /s/ John Y. Yoon
    ---------------------
Its: President and Chief                 Innovative Optics, Inc.
Executive Officer

Mackey Price & Thompson                  By: /s/ Mario Barton
                                             -----------------
                                         Its: President and Chief Executive
By: /s/ Randall A. Mackey                Officer
    ---------------------
Its: President
                                         Barton Dietrich Investments, L.P.

/s/ John Hemmer
---------------                          By: /s/ Bario Barton
John Hemmer                                  ----------------
                                         Its: General Partner

/s/ Thomas Motter
-----------------                        United States Fire Insurance Co.
Thomas Motter

                                         By: /s/ Edward Hahn
                                             ---------------
                                         Its:  Authorized Representative




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